Exhibit 99.1

CO# 10635 & OR 10636 BGC PARTNERS, INC.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

ENROLLMENT FORM

Please enroll this account as follows: Check one box only ( X ).

If you do not check any box, then FULL DIVIDEND REINVESTMENT will be provided.

FULL DIVIDEND REINVESTMENT

Reinvest all dividends for this account.

PARTIAL DIVIDEND REINVESTMENT

Reinvest dividends on ___________ shares held by me in certificate form, through direct registration or by the Plan agent, and pay dividends in cash on all remaining shares held by me. You must reinvest dividends on a minimum of 10% of the shares in your Plan account.

CASH PURCHASES ONLY (NO DIVIDEND REINVESTMENT)

All dividends will be paid in cash.

I (We) hereby appoint American Stock Transfer & Trust Company, LLC as my (our) Agent under the terms and conditions of the BGC Partners, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”), as described in the BGC Partners, Inc. Prospectus relating to the Plan, to receive cash dividends and if I (we) have specified dividend reinvestment above, to apply the cash dividends to the purchase of shares of BGC Partners, Inc. Class A Common Stock as indicated above.

NO INTEREST WILL BE PAID ON THE CASH HELD PENDING INVESTMENT.

ACCOUNT INFORMATION

1. SINGLE/JOINT: A joint account will be presumed to be held by joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. The Social Security Number of the first-named tenant is required.

2. CUSTODIAL: A custodial account is used when a minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift to Minors Act in the minor’s state of residence. The minor’s Social Security Number is required.

3. TRUST: The account is established in accordance with the provisions of a trust agreement.

This Form, when completed and signed, should be mailed with your check, if applicable, in the blue envelope provided. Please affix postage to ensure proper processing. If you do not have the envelope, mail your check, if applicable, and this Form to: BGC Partners, Inc. Dividend Reinvestment and Stock Purchase Plan c/o American Stock Transfer & Trust Company, LLC

P.O. Box 922, Wall Street Station, New York, New York 10269-0560

If your name is preprinted above, it is for mailing purposes only. Please complete one of the boxes below for account enrollment.

ACCOUNT LEGAL ENROLLMENT (CHOOSE ONE):

SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER I hereby warrant, under penalty of perjury, that the number provided above is correct.

SINGLE/JOINT ACCOUNT

Name

Joint Owner (if any)

CUSTODIAL ACCOUNT

Custodian’s Name

Minor’s Name

TRUST ACCOUNT

Trustee Name

Trust Name or Beneficiary

ACCOUNT ADDRESS

STREET CITY STATE ZIP CODE

SIGNATURE(s)

IF I AM MAKING AN INITIAL OR OPTIONAL CASH PURCHASE All Joint Owners Must Sign

ATTACHED IS A CHECK FOR $

MINIMUM INITIAL CASH PURCHASE IS $500.00 FOR NEW INVESTORS. MINIMUM OPTIONAL CASH PURCHASE IS $100.00 FOR STOCKHOLDERS OF RECORD. MAXIMUM CASH PURCHASE IS $10,000 PER MONTH.

FOR AUTOMATIC MONTHLY DEDUCTIONS, SEE REVERSE

COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTIONS

I (We) hereby authorize American Stock Transfer & Trust Company, LLC to make monthly automatic transfers of funds from my (our) checking or savings account in the amount stated below. This monthly deduction will be used to purchase shares of BGC PARTNERS, INC. Class A Common Stock for my (our) BGC PARTNERS, INC. Plan account.

Signature(s)

Date

Daytime Phone Number

1. Indicate the Type of Account: Checking or Savings.

2. Print the complete Bank Account Number.

3. Print the name on Bank Account as it appears on your bank statement.

4. Print the complete name of your Financial Institution, including the branch name and address.

5. Print the ABA Number (Bank Number) from your check or savings deposit slip. See the sample below for the location of the ABA Number.

6. Amount of automatic monthly deduction: Indicate the monthly amount authorized to be transferred from your account. The minimum is $100.00 and the maximum is $10,000 per month to purchase BGC Partners, Inc.

Class A Common Stock.

Please enclose a copy of a VOIDED check or savings deposit slip to verify banking information.

FILL IN THE INFORMATION BELOW FOR STOCK PURCHASES USING AUTOMATIC MONTHLY DEDUCTIONS.

Please Print All Items

1. Type of Account Checking Savings

2. Bank Account Number

3. Name on Bank Account

4. Financial Institution Branch Name Branch Street Address

Branch City, State and Zip Code

5. ABA Number

6. $

Amount of Automatic Deduction

PLEASE CONFIRM ITEMS 2 AND 5 WITH YOUR BANK PRIOR TO SUBMITTING THIS APPLICATION.

Name on Bank Account

JOHN A. DOE MARY B. DOE

123 YOUR STREET ANYWHERE, U.S.A. 12345

PAY TO THE ORDER OF

20

63-858 670

$

Financial Institution and Branch information

First National Bank of Anywhere 123 Main Street Anywhere, U.S.A. 12345

DOLLARS

FOR

0710000: 123456789”

SAMPLE (NON-NEGOTIABLE)

ABA Number Bank Account Number